UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/17/2010

VeriFone Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32465

Delaware	04-3692546
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2099 Gateway Place, Suite 600
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-232-7800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 17, 2010, Collin E. Roche, a principal of GTCR Golder Rauner II, L.L.C. ("GTCR") and a member of the board of directors of VeriFone Holdings, Inc. (the "Company"), notified the Company of his intention to not stand for re-election at the Company's upcoming 2010 annual meeting of stockholders scheduled for June 30, 2010. Certain investment funds affiliated with GTCR led a recapitalization of the Company in 2002 and have since completed the distribution of their equity holdings in the Company to their general and limited partners. Accordingly, Mr. Roche will cease to be a director of the Company following the annual meeting.

Item 8.01.    Other Events

VeriFone Holdings, Inc. (the "Company") has set the date for its 2010 annual meeting of stockholders for Wednesday, June 30, 2010, at 9:30 a.m. local time. The meeting will be held at VeriFone's principal executive offices, located at 2099 Gateway Place, Suite 600, San Jose, California 95110. The record date for the meeting is the close of business on Friday, May 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriFone Holdings, Inc.

Date: March 18, 2010	By:	/s/ Albert Liu
Albert Liu
SVP & General Counsel